As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-1804317
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of Principal Executive Offices) (Zip Code)

Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan
(Full title of the plan)

Austin Russell
President and Chief Executive Officer
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (800) 532-2417
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel S. Kim, Esq. Mitchell Zuklie, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, California 90401 Tel: (301) 633-2800	Alan Prescott, Esq. Chief Legal Officer 2603 Discovery Drive, Suite 100 Orlando, Florida 32826 Telephone: (800) 532-2417
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Luminar Technologies, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 20,991,566 additional shares of Class A common stock under the Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”) pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved for issuance under the Plan; and (ii) an increase of 20,000,000 shares of Class A common stock to the employee share pool for potential issuance as part of the Registrant’s ordinary course of business, as approved at the 2024 Annual Meeting of Stockholders on June 5, 2024. The Registrant previously registered shares of its Class A common stock for issuance under the Plan on February 26, 2021 (Registration No. 333-253658), June 22, 2022 (Registration No. 333-265752) and June 9, 2023 (Registration No. 333-272577). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements referenced above.
Item 8.     Exhibits.
The following documents are filed as exhibits to this Registration Statement.

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit/Appendix	Filing Date	Filed Herewith
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included in the signature page to this Registration Statement).					X
99.1	Amended and Restated 2020 Equity Incentive Plan.	DEF 14A	001-38791	B	4/25/24
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on June 7, 2024.

LUMINAR TECHNOLOGIES, INC.

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Austin Russell, Alan Prescott and Thomas J. Fennimore, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Austin Russell	President, Chief Executive Officer and Chairman of the Board of Directors	June 7, 2024
Austin Russell	(Principal Executive Officer)

/s/ Thomas J. Fennimore	Chief Financial Officer	June 7, 2024
Thomas J. Fennimore	(Principal Financial and Accounting Officer)

/s/ Alec E. Gores	Director	June 7, 2024
Alec E. Gores

/s/ Jun Hong Heng	Director	June 7, 2024
Jun Hong Heng

/s/ Mary Lou Jepsen, PhD	Director	June 7, 2024
Mary Lou Jepsen, PhD

/s/ Shaun Maguire, PhD	Director	June 7, 2024
Shaun Maguire, PhD

/s/ Katharine A. Martin	Director	June 7, 2024
Katharine A. Martin

/s/ Matthew J. Simoncini	Director	June 7, 2024
Matthew J. Simoncini

/s/ Daniel D. Tempesta	Director	June 7, 2024
Daniel D. Tempesta